Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Special Value Continuation Partners, LP (the “Company”) for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Howard M. Levkowitz, as Chief Executive Officer of the Company, and Paul L. Davis, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2012

/s/ Howard M. Levkowitz
Howard M. Levkowitz
Chief Executive Officer
(Principal Executive Officer)

Dated: November 14, 2012

/s/ Paul L. Davis
Paul L. Davis
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Special Value Continuation Partners, LP and will be retained by Special Value Continuation Partners, LP and furnished to the Securities and Exchange Commission or its staff upon request.